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                                ALSTON&BIRD LLP

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777
                                 www.alston.com

NILS H. OKESON        DIRECT DIAL: 404-881-7889       E-MAIL: NOKESON@ALSTON.COM

                                October 19, 2001

AmeriPath, Inc.
7289 Garden Road, Suite 200
Riviera Beach, Florida 33404

         Re: AmeriPath, Inc.
             Form S-3 Registration Statement (Reg. No. 333-69526)

Ladies and Gentlemen:

         We have acted as counsel to AmeriPath, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 4,743,750 shares of the Company's Common Stock, par value $0.01 per share, for issuance and sale by the Company (the "Shares"). Following the effectiveness of the Registration Statement, the Company intends to issue and sell the Shares to the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company and the Underwriters. As used herein, the term "Shares" includes any additional Shares that the Company may subsequently register under the Securities Act pursuant to a registration statement filed by the Company with the Commission pursuant to Rule 462(b) of the Commission (a "Rule 462(b) Registration Statement"). This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, of the Company deemed by us to be relevant to this opinion letter, the proposed form of Underwriting Agreement, the Registration Statement, as amended, and other agreements and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

 Bank of America Plaza         90 Park Avenue                3201 Beechleaf Court,              601 Pennsylvania Avenue, N.W.
101 South Tryon Street,       New York, NY 10016                   Suite 600                     North Building, 10th Floor
      Suite 4000                 212-210-9400                Raleigh, NC 27604-1062               Washington, DC 20004-2601
Charlotte, NC 28280-4000      Fax: 212-210-9444                   919-862-2200                          202-756-3300
      704-444-1000                                             Fax: 919-862-2260                      Fax: 202-756-3333
   Fax: 704-444-1111










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AmeriPath, Inc.
October 19, 2001
Page 2


         As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made or to be made in the Underwriting Agreement by the parties thereto, certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

         The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based on the foregoing, it is our opinion that, upon due execution and delivery of the Underwriting Agreement by the parties thereto and upon issuance and delivery of the Shares against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the incorporation by reference of this opinion letter into any Rule 462(b) Registration Statement that the Company subsequently may file with the Commission, and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                ALSTON & BIRD LLP



                                By: /s/ Nils H. Okeson
                                    ------------------------
                                    Nils H. Okeson, Partner